Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53120, 333-123879, 333-133736, 333-142845, 333-204324, 333-265096, and 333-265097) and Form S-3 (Nos. 333-254510 and 333-269842) of Motorola Solutions, Inc. of our report dated February 15, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 15, 2024